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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


The Board of Directors
Trendwest Resorts, Inc.
TW Holdings, Inc.
Trendwest Funding I, Inc.:


We consent to the use of our report dated May 2, 1997 except as to note 18 to the combined financial statements which is as of May 8, 1997 included herein and to the references to our firm under the headings "Selected Combined Financial and Operating Data," "Experts" and "Change in Accountants" in the prospectus.

KPMG Peat Marwick LLP



Seattle, Washington
May 9, 1997